UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 5, 2012

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On November 5, 2012, FairPoint Communications, Inc. (the “Company”) commenced a process to amend its credit agreement, dated as of January 24, 2011 (the “Credit Agreement”), by and among the Company and FairPoint Logistics, Inc., as borrowers, Bank of America, N.A., as administrative agent, and the various financial institutions and parties thereto (the “Lenders”). The proposed amendments, which are subject to the consent of Lenders holding at least a majority of the commitments and loans under the Credit Agreement, would provide the Company with additional flexibility to make strategic dispositions of assets in the future. Specifically, the proposed amendments would permit the Company to (i) enter into any written agreements to make any restricted dispositions of assets without prior approval of the Lenders (but not consummate such restricted dispositions until any necessary approval is obtained) and (ii) increase the current amount of consideration that the Company may receive from the dispositions of assets in any fiscal year from the current amounts set forth in the Credit Agreement of $25.0 million and, depending on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement), $50.0 million, to $125.0 million and $200.0 million, respectively. In addition, consistent with the Credit Agreement as currently in effect, if the proposed amendments to the Credit Agreement become effective, the Company would continue to have the ability to (i) retain $5.0 million of net cash proceeds from dispositions of assets in any fiscal year and (ii) reinvest up to $20.0 million or, depending on the Consolidated Total Leverage Ratio, $45.0 million, of net cash proceeds (the “Reinvestment Limit”), from dispositions in any fiscal year, in each case in accordance with the Credit Agreement. Any net cash proceeds in excess of the Reinvestment Limit would be required to be applied immediately to prepay the term loan facility under the Credit Agreement at par.

There can be no assurance that the proposed amendments to the Credit Agreement described above will become effective.

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report on Form 8-K (this “Current Report”) are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company's plans, objectives, expectations and intentions, the Company's ability to consummate the Plan and other factors discussed under “Risk Factors” in the reports the Company files with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company's subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer
Date: November 5, 2012